Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Fourth Quarter and Fiscal 2013 Results

•	Q4 2013 revenue of $52.6 million and pro forma EPS of $0.08, at mid-point of guidance
•	Fiscal 2013 revenue of $223.8 million and pro forma EPS of $0.41, with EBITDA of $24.5 million
•	Company declares and pays annual dividend of $0.10 per share during quarter
•	Board authorizes additional $5.0 million for stock repurchase program

MIAMI, FL – February  24, 2014 - The Hackett Group, Inc. (NASDAQ: HCKT), a global strategic advisory and business transformation and technology consulting firm, today announced its financial results for the fourth quarter of 2013, which ended December 27, 2013.

Fourth quarter 2013 revenue was $52.6 million, down 4% from prior year. Pro forma diluted earnings per share were $0.08, down 27% when compared to $0.11 for the same period in 2012. Fiscal year 2013 revenue was $223.8 million, slightly up from fiscal year 2012 revenue of $222.7 million. Fiscal year pro forma diluted earnings per share were $0.41, as compared to $0.40 in fiscal year 2012. Pro forma information is provided to enhance the understanding of the Company's financial performance and is reconciled to the Company's GAAP information in the accompanying tables.

GAAP diluted earnings per share was $0.04 for the fourth quarter of 2013, as compared to $0.21 in the same period in 2012, which included a $0.13 benefit from tax valuation allowances. GAAP diluted earnings per share in fiscal 2013 was $0.27, as compared to $0.50 in the previous fiscal year, which included a $0.20 benefit from tax valuation allowances. No deferred tax valuation allowance was released in 2013.

At the end of the fourth quarter of 2013, the Company’s cash balances were $18.6 million. During the fourth quarter, the Company  paid its annual $0.10 per share dividend. In addition, during the fourth quarter, the Company borrowed a net of $4.0 million on its credit facility to finance its Dutch tender offer and other share repurchases, leaving a $19.0 million balance at quarter end.

Including shares repurchased in the tender offer during the fourth quarter of 2013, the Company repurchased approximately 1.9 million shares of its common stock at an average of $6.53 per share, for a total cost of $12.3 million.  As of fiscal year end 2013, the Company's remaining stock repurchase program authorization was $4.6 million.  Subsequent to year end, the Company's Board of Directors approved to increase the stock repurchase program authorization by an additional $5.0 million.

"The significant decrease in our European revenues in the quarter, offset the solid growth in our US business and negatively impacted our fourth quarter and year end results," stated Ted A. Fernandez, Chairman & CEO of The Hackett Group, Inc.  "Although we have taken actions to strengthen our European operations, we will continue to make the necessary changes, in order to recapture our momentum and contribution in the region."

Based on the current economic outlook, the Company estimates total revenue for the first quarter of 2014 to be in the range of $51.0 million to $53.0 million, and estimates pro forma diluted earnings per share to be in the range of $0.06 to $0.07.

Other Highlights

World-Class IT Research - The Hackett Group's research details how top-performing IT organizations focus on automation and complexity reduction as essential IT strategy elements. This research from The Hackett Group found that world-class IT organizations achieve higher levels of effectiveness, meeting ROI expectations nearly twice as often, and support up to 80% higher levels of business process automation, all at 15% less cost than typical companies. The research also spotlights four fundamental practices that differentiate world-class IT organizations from typical companies.

Finance - Ambition vs Reality Research - In early February, The Hackett Group issued research showing that while most corporate finance organizations say they are highly committed to moving to global standards, more than half are failing to see success in this area. Over the past two years, minimal improvements have occurred at typical companies, and most dramatically underestimate the commitment required to execute on this key finance strategy and achieve true transformation, The Hackett Group's research found. The new findings are drawn from The Hackett Group's 2013 Global Finance Organization Model Study. In order to affect change, The Hackett Group's research recommends that companies more effectively prioritize transformation projects, create teams dedicated to change, and focus on developing the skills required to support a globalized operating model.

On Monday, February 24, 2014, senior management will discuss fourth quarter results in a conference call at 5:00 P.M. ET.

The number for the conference call is (800) 779-3138, [Passcode: Fourth Quarter, Leader: Ted A. Fernandez].  For International callers, please dial (517) 308-9381.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Monday, February 24, 2014 and will run through 5:00 P.M. ET on Monday, March 10, 2014.  To access the rebroadcast, please dial(866) 505-9257.  For International callers, please dial (203) 369-1881.

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service.  To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.  An online replay of the call will be available after 8:00 P.M. ET on Monday, February 24, 2014 and will run through 5:00 P.M. ET on Monday, March 10, 2014.  To access the replay, visit http://www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group

The Hackett Group, Inc. (NASDAQ: HCKT), a global strategic business advisory and business transformation and technology consulting firm, is a leader in best practice advisory, benchmarking, and transformation consulting services including enterprise performance management and business intelligence, strategy and operations, working capital management, shared services and globalization advice. Utilizing best practices and implementation insights from more than 10,000 benchmarking engagements, executives use The Hackett Group's empirically-based approach to quickly define and implement initiatives to enable world-class performance. Through its REL group, The Hackett Group offers working capital solutions focused on delivering significant cash flow improvements. Through its Archstone Consulting group, The Hackett Group offers Strategy & Operations consulting services in the Consumer and Industrial Products, Pharmaceutical, Manufacturing and Financial Services industry sectors. Through its Hackett ERP Solutions group, The Hackett Group offers business application consulting and application management services that help maximize returns on IT investments. The Hackett Group has completed benchmark studies with over 3,500 major corporations and government agencies, including 97% of the Dow Jones Industrials, 83% of the Fortune 100, 87% of the DAX 30 and 48% of the FTSE 100.

More information on The Hackett Group is available: by phone at (770) 225-7300; by e-mail at info@thehackettgroup.com.

# # #

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of our products, services, or offerings mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates, our ability to obtain debt financing through additional borrowings under an amendment to our existing credit facility as well as other risks detailed in our Company's Annual Report on Form 10-K for the most recent fiscal year filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Page 4 of 6 The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Twelve Months Ended
	December 27,	December 28,	December 27,	December 28,
	2013	2012	2013	2012
Revenue:
Revenue before reimbursements	$47,203	$49,430	$200,391	$199,749
Reimbursements	5,401	5,612	23,439	22,987
Total revenue	52,604	55,042	223,830	222,736

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses
(includes $744 and $788 and $3,284 and $2,990 of stock compensation expense in the quarters and twelve months ended December 27, 2013 and
December 28, 2012, respectively)	31,081	31,520	130,456	125,912
Reimbursable expenses	5,401	5,612	23,439	22,987
Total cost of service	36,482	37,132	153,895	148,899

Selling, general and administrative costs
(includes $673 and $664 and $2,835 and $2,524 of stock compensation expense in the quarters and twelve months ended December 27, 2013 and
December 28, 2012, respectively)	13,726	13,749	54,208	56,997
Restructuring expense (benefit)	-	108	-	(211)
Total costs and operating expenses	50,208	50,989	208,103	205,685
Income from operations	2,396	4,053	15,727	17,051
Other income (expense):
Interest income	1	1	7	20
Interest expense	(111)	(160)	(472)	(630)
Income from continuing operations before income taxes	2,286	3,894	15,262	16,441
Income tax expense (benefit)	1,080	(2,743)	6,398	(478)
Income from continuing operations	1,206	6,637	8,864	16,919
Income (loss) from discontinued operations	-	46	(135)	(222)
Net income	$1,206	$6,683	$8,729	$16,697

Basic net income per common share:
Income per common share from continuing operations	$0.04	$0.23	$0.29	$0.54
Income (loss) per common share from discontinued operations	-	-	-	(0.01)
Net income per common share	$0.04	$0.23	$0.29	$0.53

Diluted net income per common share:
Income per common share from continuing operations	$0.04	$0.21	$0.28	$0.51
Income (loss) per common share from discontinued operations	-	-	(0.01)	(0.01)
Net income per common share	$0.04	$0.21	$0.27	$0.50

Weighted average common shares outstanding:
Basic	29,683	29,599	30,283	31,704
Diluted	31,941	31,107	32,116	33,511

Pro forma data (1):
Income from continuing operations before income taxes	$2,286	$3,894	$15,262	$16,441
Stock compensation expense	1,417	1,452	6,119	5,514
Acquisition-related costs	188	-	188	-
Restructuring expense (benefit)	-	108	-	(211)
Amortization of intangible assets	151	136	602	547
Pro forma income before income taxes	4,042	5,590	22,171	22,291
Pro forma income tax expense	1,617	2,236	8,868	8,916
Pro forma net income	$2,425	$3,354	$13,303	$13,375

Pro forma basic net income per common share	$0.08	$0.11	$0.44	$0.42
Weighted average common shares outstanding	29,683	29,599	30,283	31,704

Pro forma diluted net income per common share	$0.08	$0.11	$0.41	$0.40
Weighted average common and common equivalent shares outstanding	31,941	31,107	32,116	33,511

(1) The Company provides pro forma earnings results (which exclude the amortization of intangible assets and stock compensation expense, acquisition-related costs and results from discontinued operations and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the overall users' understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent  basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Page 5 of 6 - The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	December 27,	December 28,
	2013	2012

ASSETS
Current assets:
Cash and cash equivalents	$18,199	$16,906
Accounts receivable and unbilled revenue, net	34,011	36,869
Deferred tax asset, net	5,130	4,741
Prepaid expenses and other current assets	2,283	2,335
Total current assets	59,623	60,851

Restricted cash	354	683
Property and equipment, net	13,019	12,859
Other assets	1,039	1,598
Goodwill, net	76,283	76,220
Non-current deferred tax asset, net	-	1,710
Total assets	$150,318	$153,921

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,080	$7,711
Accrued expenses and other liabilities	25,646	26,484
Current portion of long-term debt	-	2,895
Total current liabilities	33,726	37,090
Long-term deferred tax liability, net	4,387	-
Long-term debt	19,029	22,105
Total liabilities	57,142	59,195

Shareholders' equity	93,176	94,726
Total liabilities and shareholders' equity	$150,318	$153,921

Page 6 of 6 - The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	December 27,	September 27,	December 28,
	2013	2013	2012
Revenue Breakdown by Group:
(in thousands)
The Hackett Group (2)	$44,152	$48,689	$45,130
ERP Solutions (3)	8,452	9,227	9,912
	$52,604	$57,916	$55,042

Revenue Concentration:
(% of total revenue)
Top customer	3%	3%	3%
Top 5 customers	11%	12%	13%
Top 10 customers	19%	22%	21%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	702	718	724
Total headcount	891	912	921
Days sales outstanding (DSO)	59	59	59
Cash provided by operating activities (in thousands)	$15,224	$3,858	$9,219
Depreciation (in thousands)	$466	$456	$483
Amortization (in thousands)	$151	$150	$136

The Hackett Group (in thousands):
The Hackett Group annualized revenue per professional (2)	$332	$358	$342

ERP Solutions:
ERP Solutions consultant utilization rate (3)	71%	72%	68%
ERP Solutions gross billing rate per hour (3)	$127	$132	$135

Share Repurchase Plan (4):
Shares purchased in the quarter (in thousands)	894	-	-
Cost of shares repurchased in the quarter (in thousands)	$5,368	$-	$-
Average price per share of shares purchased in the quarter	$6.00	$-	$-
Remaining authorization (in thousands)	$4,594	$4,963	$556

(2) The Hackett Group encompasses the Benchmarking, Business Transformation and Executive Advisory groups, and EPM Technologies.

(3) ERP Solutions encompasses Best Practice Implementation of ERP Software, the SAP group, approximately 45% of which are offshore resources.

(4) The Share Repurchase Plan information does not include approximately 1.0 million shares purchased pursuant to the Dutch Tender Offer at $7.00 per share for a total of $6.9 million, excluding fees, during Q4 2013.